Exhibit 6(d)
                                    AGREEMENT

THIS AGREEMENT made the 12th day of February, 1999.

BETWEEN

                  POWERTECH, INC., a Nevada corporation with an office at 5505
                  N. Indian Trail, Tucson, Arizona, U.S.A. 85750

                  ("Powertech")

AND:

                  RANDY VOLDENG, businessman, of 122 Howe Street, Victoria, British Columbia, Canada V8V 4K4

                  ("Voldeng")

AND:

                  DRAGOS RUIU, businessman, of 10966 84th Avenue, Edmonton, Alberta, Canada, T6G 0V4

                  ("Ruiu")
AND:

                  DAN PARA, businessman, of #105 - 3065 Primrose Land, Coquitlam, British Columbia

                  ("Para")

WHEREAS:

A. Powertech, Voldeng and Ruiu have entered into a Share Purchase Agreement dated as of January 11, 1999 as amended by an Amending Agreement dated as of January 29, 1999 (the "Share Purchase Agreement").

B. Pursuant to the Share Purchase Agreement, Voldeng and Ruiu will be selling all of their shares in NETSentry Technology Inc. ("NETSentry") to Powertech.

C. Under the terms of the Share Purchase Agreement, Powertech is required to have not less than $1,012,500 in its account.

D. As of the Closing Date (as defined in the Share Purchase Agreement), Powertech has only $895,000 in its account.

E. Para has loaned to NETSentry the sum of CAD $200,000 (the "Loan").

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                                       2

F. The parties have reached certain agreements with respect to the shortfall in the amount of funds Powertech has in its account.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration (the receipt and sufficiency of which is acknowledged by each party) the parties have agreed as follows:

1. Powertech will raise an additional $117,500 (the "Funds") and have the Funds in its account on or before February 26, 1999. The Funds will be free and clear of all Liens (as defined in the Share Purchase Agreement).

2. If Powertech is unable to raise the Funds on or before February 26, 1999, Para will immediately forgive the Loan and neither NETSentry nor Powertech will have any further obligations or liabilities to Para with respect to the Loan.

3. If Powertech raises the sum of $117,500 on or before February 26, 1999, Powertech will issue to Para 108,000 common shares of its capital and thereafter Para will forgive the Loan and neither NETSentry nor Powertech will have any further obligations or liabilities to Para with respect to the Loan.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date and year first above written.

POWERTECH, INC.


Per:      /s/ [ILLEGIBLE]
         --------------------
         Authorized Signatory


SIGNED, SEALED AND DELIVERED by RANDY VOLDENG in      )
the presence of:                                      )
                                                      )
                                                      )
     /s/ STEVEN R. McKOEN                             )            /s/ RANDY VOLDENG                           (seal)
----------------------------------------------------- )        ------------------------------------------------
Name                                                  )       RANDY VOLDENG
      STEVEN R. McKOEN                                )
----------------------------------------------------- )
Address                                               )
      BARRISTER & SOLICITOR                           )
----------------------------------------------------- )
                                                      )
      BULL, HOUSSER & TUPPER                          )
----------------------------------------------------- )
                                                      )
      3000, 1055 WEST GEORGIA STREET                  )
----------------------------------------------------- )
                                                      )
      VANCOUVER, BC V6E 3R3                           )
----------------------------------------------------- )
                                                      )
      PHONE 687-6575                                  )
----------------------------------------------------- )
                                                      )
                                                      )
----------------------------------------------------- )
Occupation                                            )
                                                      )

SIGNED, SEALED AND DELIVERED by DRAGOS RUIU in the    )
presence of:                                          )
                                                      )
                                                      )
     /s/ STEVEN R. McKOEN                             )            /s/ DRAGOS RUIU                             (seal)
----------------------------------------------------- )       ------------------------------------------------
Name                                                  )       DRAGOS RUIU
      STEVEN R. McKOEN                                )
----------------------------------------------------- )
Address                                               )
      BARRISTER & SOLICITOR                           )
----------------------------------------------------- )
                                                      )
      BULL, HOUSSER & TUPPER                          )
----------------------------------------------------- )
                                                      )
      3000, 1055 WEST GEORGIA STREET                  )
----------------------------------------------------- )
                                                      )
      VANCOUVER, BC V6E 3R3                           )
----------------------------------------------------- )
                                                      )
      PHONE 687-6575                                  )
----------------------------------------------------- )
                                                      )
                                                      )
----------------------------------------------------- )
Occupation                                            )
                                                      )



SIGNED, SEALED AND DELIVERED by DAN PARA in the       )
presence of:                                          )
                                                      )
                                                      )
     /s/ STEVEN R. McKOEN                             )            /s/ DAN PARA                                (seal)
-----------------------------------------------------         ------------------------------------------------
Name                                                  )       DAN PARA
      STEVEN R. McKOEN                                )
----------------------------------------------------- )
Address                                               )
      BARRISTER & SOLICITOR                           )
----------------------------------------------------- )
                                                      )
      BULL, HOUSSER & TUPPER                          )
----------------------------------------------------- )
                                                      )
      3000, 1055 WEST GEORGIA STREET                  )
----------------------------------------------------- )
                                                      )
      VANCOUVER, BC V6E 3R3                           )
----------------------------------------------------- )
                                                      )
      PHONE 687-6575                                  )
----------------------------------------------------- )
                                                      )
                                                      )
----------------------------------------------------- )
Occupation                                            )
                                                      )